Exhibit 99.1

Sagimet Biosciences Announces Pricing of Public Offering of Series A Common Stock

01/25/2024 at 8:58 PM EST

SAN MATEO, Calif., Jan. 25, 2024 (GLOBE NEWSWIRE) – Sagimet Biosciences Inc. (“Sagimet”) (Nasdaq: SGMT), a clinical-stage biopharmaceutical company developing novel fatty acid synthase (FASN) inhibitors designed to target dysfunctional metabolic and fibrotic pathways, today announced the pricing of its underwritten public offering of 9,000,000 shares of its Series A common stock at a public offering price of $12.50 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, are expected to be $112.5 million. In addition, Sagimet has granted the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of its Series A common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are to be sold by Sagimet. The offering is expected to close on January 30, 2024, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, TD Cowen and Leerink Partners are acting as joint book-running managers for the offering. JMP Securities, A Citizens Company, is acting as the lead manager for the offering.

A registration statement relating to the shares being sold in this offering has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”), and is available on the SEC’s website located at www.sec.gov. This offering is being made only by means of a written prospectus. Copies of the final prospectus relating to the offering, once available, may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com, or by telephone at (833) 297-2926; or Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, province, territory or other jurisdiction.

About Sagimet Biosciences

Sagimet is a clinical-stage biopharmaceutical company developing novel fatty acid synthase (FASN) inhibitors that are designed to target dysfunctional metabolic pathways in diseases resulting from the overproduction of the fatty acid, palmitate. Sagimet’s lead drug candidate, denifanstat, is an oral, once-daily pill and selective FASN inhibitor in development for the treatment of NASH, for which there are no treatments currently approved in the United States or Europe. FASCINATE-2, a Phase 2b clinical trial of denifanstat in NASH with liver biopsy-based primary endpoints, was successfully completed with positive results.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, without limitation, statements about the expected completion of the public offering. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to market conditions and satisfaction of customary closing conditions related to the offering. There can be no assurance as to whether the offering may be completed. Applicable risks also include those identified under the heading “Risk Factors” in the prospectus that forms a part of the effective registration statement filed with the SEC. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause Sagimet’s actual results to differ may emerge from time to time, and it is not possible for Sagimet to predict all of them. Sagimet undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:

Maria Yonkoski

ICR Westwicke

203-682-7167

maria.yonkoski@westwicke.com

Source: Sagimet Biosciences Inc.